APELLIS PHARMACEUTICALS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”)

Apellis Pharmaceuticals, Inc. (the “Company”) has selected you to receive an award of restricted stock units (“RSUs”) pursuant to the Company’s 2017 Stock Incentive Plan (the “Plan”). The terms and conditions attached hereto are also a part hereof. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date (the “Grant Date”):
Number of RSUs
Vesting Start Date:
Vesting Schedule:

Please confirm your acceptance of this restricted stock unit award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below.

APELLIS PHARMACEUTICALS, INC.

Accepted and Agreed:

By:

Name: Tim Sullivan

Title: Chief Financial Officer

Signature of Participant

Street Address

City/State/Zip Code

APELLIS PHARMACEUTICALS, INC.

Restricted Stock Unit Award Agreement Incorporated Terms and Conditions

The award of RSUs granted to the Participant hereunder is made pursuant to the Plan.

The terms and conditions of the award of RSUs made to the Participant, as set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), are as follows:

1.
Grant of Restricted Stock Units.

The RSUs are issued to the Participant, effective as of the Grant Date set forth in the Notice of Grant, in consideration of employment services to be rendered by the Participant to the Company.

2.
Vesting Schedule. Unless otherwise provided in this Agreement or in the Plan, the RSUs shall vest in accordance with the vesting schedule set forth in the Notice of Grant. Any fractional shares that would otherwise vest as of a particular date will be rounded down and carried forward to the next vesting date until a whole share can be issued. Upon the vesting of this award, the Company shall deliver, for each RSU that becomes vested, one (1) share of Common Stock (as defined in the Plan). The Common Stock shall be delivered as soon as practicable following each vesting date or event set forth in the Notice of Grant, but in any case, within thirty (30) days after such date or event.

3.
Termination of Employment.

Notwithstanding any other provision of the Plan to the contrary, if the Participant ceases to be an employee of the Company for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any RSUs that are so forfeited. If the Participant is an employee of a subsidiary of the Company, any references in this Agreement to employment by the Company shall instead be deemed to refer to employment by or a relationship with such subsidiary.

Notwithstanding any other provision of the Plan, this Agreement or any other agreement (written or oral) to the contrary, the Participant shall not be entitled (and by entering into this Agreement, hereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Participant for the loss of any rights under the Plan as a result of the termination or expiration of an award in connection with any termination of the Participant’s employment with the Company.

4.
Transfer Restrictions.

Except as set forth in the Plan, this award may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law or otherwise.

5.
Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying or relating to any award until the issuance of such Common Stock to the Participant in respect of such award.

6.
Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.
Tax Obligations.
(a)
Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended, is available with respect to RSUs.
(b)
Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock and is not subject to a blackout period under the Company’s insider trading policy, the Participant shall execute the instructions set forth in Exhibit A attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation. If the Participant does not execute the Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that, if under applicable law the Participant will owe taxes at such vesting date on the portion of the Award then vested, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. Notwithstanding the foregoing, if the Participant is unable to execute the Automatic Sale Instructions prior to one or more vesting dates or events under this RSU Award because the Participant has been in continuous possession of material nonpublic information about the Company or the Common Stock or otherwise subject to a blackout period between the Grant Date of the RSU Award and the applicable vesting date or event, then the Participant acknowledges and agrees that the withholding shall be satisfied by the Company retaining from the number of shares of Common Stock otherwise issuable to the Participant on the applicable vesting date or event a number of shares of Common Stock having a fair market value equal to the amount of withholding tax required to be paid to the Company by the Participant. The Company is not obligated to, and shall not, deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

8.
Miscellaneous.
(a)
No Right to Continued Employment. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his continued employment by the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Participant any rights with respect to continued employment with the Company.

(b)
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.
(c)
Participant’s Acknowledgments. The Participant acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

Exhibit A Automatic Sale Instructions

The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of RSUs on such date shall be paid through an automatic sale of shares as follows:

(a)
Upon any vesting of RSUs pursuant to Section 2 hereof, the Company shall arrange for the sale of such number of shares of Common Stock issuable with respect to the RSUs that vest pursuant to Section 2 as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

(b)
The Participant hereby appoints the Chief Financial Officer and/ or the General Counsel of the Company as his attorney in fact to sell the Participant’s Common Stock in accordance with this Exhibit A. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Exhibit A.

(c)
The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock and is not subject to a blackout period under the Company’s insider trading policy. The Participant and the Company have structured this Agreement, including this Exhibit A, to constitute a “binding contract” relating to the sale of Common Stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

(d)
Notwithstanding the foregoing, the Participant may tender cash sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income) by providing the Company with written notice and sufficient funds at least five (5) business days before the applicable vesting.

The Participant acknowledges that the Company is not obligated to, and will not, deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

Participant Name:

Date: